Virtuix Holdings Inc. has prepared this Form 1-A/A solely for the purpose of filing Exhibit 13.4, which replaces the investor presentation previously included within Exhibit 13.1, and Exhibit 13.5

PART III

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

1.1	Amendment to Issuer Agreement with SI Securities, LLC*
1.2	Issuer Agreement with SI Securities, LLC*
1.2	Side Letter*
2.1	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation*
2.2	Fourth Amended and Restated Certificate of Incorporation*
2.3	Bylaws*
2.4	Restated Bylaws*
3.1	Amendment No. 1 to the Amended and Restated Investors’ Rights Agreement*
3.2	Amended and Restated Investors’ Rights Agreement*
3.3	Amendment No. 1 to the Amended and Restated Right of First Refusal Agreement*
3.4	Amended and Restated Right of First Refusal Agreement*
3.5	Amended and Restated Voting Agreement*
3.6	Voting Agreement*
3.7	Amended Adoption Agreement*
4.1	Form of Subscription Agreement (SeedInvest)*
4.2	Form of Subscription Agreement (Direct)*
6.1	Form of 2018 Subordinated Convertible Promissory Note*
6.2	Note Purchase Agreement dated May 1, 2018*
6.3	First Amendment to Note Purchase Agreement dated June 28, 2018*
6.4	2020 Convertible Promissory Note Purchase Agreement dated April 16, 2020*
6.5	Note Purchase Agreement dated May 31, 2019*
6.6	2020 Note Purchase Agreement dated February 21, 2020*
6.7	Amendment to the 2020 Note Purchase Agreement and Subordinated Convertible Promissory Notes*
6.8	Form of 2019 Subordinated Promissory Note*
6.9	Form of 2020 Subordinated Promissory Note*
6.10	Amendment to the Subordinated Convertible Promissory Notes*
6.11	Lease Agreement dated June 25, 2015*
6.12	Loan and Security Agreement dated November 12, 2018*
6.13	Supplement to the Loan and Security Agreement dated*
6.14	PPP Loan from the Bank of Houston dated April 13, 2020*
8.1	Escrow Agreement*
11.1	Auditor’s Consent*
12.1	Opinion of CrowdCheck Law, LLP*
13.1	Testing the waters materials*
13.2	Additional testing the waters materials*
13.3	Additional testing the waters materials*
13.4	Updated presentation to prospective investors
13.5	Additional testing the waters materials

*Previously filed

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A/A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on December 9, 2020.

Virtuix Holdings Inc.

By	/s/ Jan Goetgeluk

Jan Goetgeluk, Chief Executive Officer of
Virtuix Holdings Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jan Goetgeluk
Jan Goetgeluk, Chief Executive Officer and Director
Date: December 9, 2020

/s/ David Robert Malcolm Allan
David Robert Malcolm Allan, President, COO and Director
Date: December 9, 2020

/s/ Jan Goetgeluk
Jan Goetgeluk, Chief Financial Officer
Date: December 9, 2020

/s/ Michael Bradley McGovern
Michael Bradley McGovern, Director
Date: December 9, 2020

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